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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-4 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Proxy, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 28, 2001